Exhibit 4.3

                             PROCERA NETWORKS, INC.

                          REGISTRATION RIGHTS AGREEMENT


     THIS  REGISTRATION  RIGHTS  AGREEMENT  (the  "Agreement")  is  made  as  of
                                                   ---------
December 5, 2003, by and among Procera Networks, Inc., a Nevada corporation (the "Company"), and the undersigned holders of common stock of the Company together
 -------
with their qualifying transferees (the "Holders"). Capitalized terms used herein
                                        -------
but not otherwise defined shall have the meaning assigned to them the Private Placement Memorandum, dated November 14, 2003.

                                    RECITALS:

     A.     The Company has sold shares of common stock ("Common Shares") to the
                                                          -------------
Holders pursuant to one or more Restricted Common Stock Subscription Agreements (each a "Subscription").

     B. The sale of the Common Shares is conditional upon the extension of the rights set forth herein, and by this Agreement the Company and the Holders desire to provide for certain rights as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties, severally and not jointly, hereby agree as follows:

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

     1.     REGISTRATION  RIGHTS.

          1.1     Definitions.  As  used  in this Agreement, the following terms
                  -----------
shall have the following respective meanings:

               (a)     The  terms  "register",  "registered"  and "registration"
                                    --------     ----------        ------------
refer  to  a  registration  effected  by  preparing  and  filing  a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such
 ---------------
registration  statement.

               (b)     The  term  "Restricted  Securities" means (i) any and all
                                   ----------------------
shares of Common Stock of the Company issued and sold by the Company pursuant to the Restricted Common Stock Subscription Agreement or the Common Stock Special Warrant Agreement (which shares of Restricted Common Stock are referred to herein as the "Common Shares"); (ii) stock issued in lieu of the stock referred
                -------------
to in (i) in any reorganization which has not been sold to the public; (iii) stock issued in respect of the stock referred to in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public; and (iv) Common Shares issued to a Holder pursuant to that certain Warrant Agreement of even date herewith and attached hereto as Exhibit D.


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
               (c)     The  terms  "Holder"  or  "Holders"  means  any person or
                                    ------        -------
persons to whom Restricted Securities were originally issued or qualifying transferees under subsection 1.9 hereof who hold Restricted Securities.

               (d)     The  term  "Initiating  Holders"  means  any  Holder  or
                                   -------------------
Holders, of 40% or greater of the aggregate of the Restricted Securities then outstanding.

               (e)     The  term  "SEC"  means  the  Securities  and  Exchange
                                   ---
Commission.

               (f)     The  term "Registration Expenses" shall mean all expenses
                                  ---------------------
incurred by the Company in complying with subsections 1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

          1.2     Company  Registration.
                  ---------------------

               (a)     Registration.  The  Company shall register the Restricted
                       ------------
Securities, within thirty (30) days of the Closing Date. Such registration shall include all of the Restricted Securities sold in the Offering and other restricted common stock of the Company.

               (b)     Effective  Date.  The  Company shall use its best efforts
                       ---------------
to have the registration statement whereby the Restricted Securities are registered (the "Registration Statement") declared effective (the "Effective Date") by the SEC on or before 120 days after the Closing Date, as such term is defined in the Subscription. In the event that the Registration Statement is not declared effective on or before 120 days after the Closing Date, then:

                    (i) The Company shall pay to each Holder a cash payment (the "Delay Payment"). The amount of the Delay Payment shall be 1% of the Offering Price of the Common Shares purchased by the Holder in the Offering.

                    (ii) In the event that the Registration Statement is not declared effective on or before 151 days after the Closing Date, then the Company shall pay a second Delay Payment with the identical terms provided for
Section 1.2(b)(i) above, provided however, that the amount of the Delay Payment shall be 2% of the Offering Price of the Common Shares purchased by the Holder in the Offering. Thereafter, for every 30 days after 151 days after the Closing Date that the Registration Statement is not effective, the Company shall pay a second Delay Payment to each Holder with the identical terms provided for
Section 1.2(b)(i) above, until the Registration Statement has been declared effective, provided, however, that the amount of the Delay Payment shall be 2% of the Offering Price of the Common Shares purchased by the Holder in the Offering.

                    (iii) Notwithstanding the above, the total amount of the Delay Payments paid pursuant to Section 1.2 shall not exceed 10% of the Restricted Securities purchased by the Holder in the Offering. Any Delay Payments shall be by wire transfer and delivered to the Holder within two business days after they become due.

          1.3     Expenses  of Registration.  All Registration Expenses incurred
                  -------------------------
in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company except as follows:


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               (a)     The  Company  shall  not  be  required  to  pay  fees  or
disbursements of legal counsel to the Holders.

               (b) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Restricted Securities.

          1.4     Registration  Procedures.  In  the  case of each registration,
                  ------------------------
qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.3, at its expense the Company will:

               (a) Prepare and file with the SEC a registration statement with respect to such Restricted Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Restricted Securities registered thereunder, keep such registration statement effective for up to 120 days or if such registration statement is on Form S-3 (or any successor to Form S-3) and provides for sales of securities from time to time pursuant to Rule 415 under the Securities Act for up to one year.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish, without charge, to the Holders such numbers of copies of a prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Restricted Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Restricted Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (i) make available for inspection by a representative of the Holders, the managing underwriter participating in any disposition pursuant to such registration statement and one firm of attorneys designated by the Holders (upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel), at reasonable


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times  and  in  reasonable  manner,  financial  and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter or attorney in connection with a registration statement as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

                    (ii) use its best efforts to cause all Restricted Securities covered by a registration statement to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed;

                    (iii) cause to be provided to the Holders that are selling Restricted Securities pursuant to such registration statement and to the managing underwriter if any disposition pursuant to such registration statement is an underwritten offering, upon the effectiveness of such registration statement, a customary "10b-5" opinion of independent counsel (an "Opinion") and
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a  customary  "cold comfort" letter of independent auditors (a "Comfort Letter")
                                                                --------------
in each case addressed to such Holders and managing underwriter, if any;

                    (iv) notify in writing the Holders that are selling Restricted Securities pursuant to such registration statement and any managing underwriter if any disposition pursuant to such registration statement is an underwritten offering, (A) when the registration statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to the registration statement or of any material request by the SEC or any state securities authority for additional information after the registration statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) if, between the effective date of the registration statement and the closing of any sale of Restricted Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Restricted Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the registration statement is effective such that such registration statement or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading (in the case of a prospectus, in light of circumstances under which they were made) and (F) of any determination by the Company that a post-effective amendment to the registration statement would be appropriate. The Holders hereby agree to suspend, and to cause any managing underwriter to suspend, use of the prospectus contained in a registration statement upon receipt of such notice under clause
(C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of clauses (E) and (F), the Company has amended or supplemented such prospectus to correct such misstatement or omission or otherwise.

     If the notification relates to an event described in clauses (E) or (F), the Company shall promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading.


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                    (v)     provide  and cause to be maintained a transfer agent
and registrar for all such Restricted Securities covered by such registration statement not later than the effective date of such registration statement;

                    (vi) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC and its staff with respect to the registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any Holder of such Restricted Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                    (vii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                    (viii) provide a CUSIP number for all Restricted Securities not later than the effective date of the registration statement;

                    (ix) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters in the marketing of Restricted Securities in any underwritten offering;

                    (x) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel to the seller of Restricted Securities and to the managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning such sellers prior to the filing thereof as counsel for such sellers or underwriters may reasonably request; and

                    (xi) cooperate with the sellers of Restricted Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Restricted Securities to be sold, and cause such Restricted Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Restricted Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Restricted Securities at least three business days prior to any sale of Restricted Securities.

          1.5     Indemnification.
                  ---------------

               (a) The Company will indemnify and hold harmless to the fullest extent permitted by law each Holder of Restricted Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Restricted Securities held by or issuable to such

Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, or not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any
                                                           ------------
state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

               (b) Each Holder will, if Restricted Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); provided further, that the total amount for which any Holder shall be liable under this subsection 1.5(b) shall not in any event exceed the net proceeds received by such Holder from the sale of Restricted Securities held by such Holder in such registration; and provided further, that a Holder will not be liable in any such case to the extent that


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any  such  claim,  loss,  damage  or  liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Holder by an instrument duly executed by the Company or underwriter specifically for use therein.

               (c) Each party entitled to indemnification under this subsection 1.5 (the "Indemnified Party") shall give notice to the party required
                     -----------------
to  provide  indemnification  (the  "Indemnifying  Party")  promptly  after such
                                     -------------------
Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure resulted in material prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 1.5, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults, but also any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 1.5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 1.5(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this
Section 1.5 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 1.5(d) to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of Restricted Securities in the offering to which the losses, claims, damages or liabilities of the Indemnified Parties relate, less the amount of any indemnification payment made pursuant to Section 1.5.


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
               (e) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by, or on behalf of, any Indemnified Party and shall survive the transfer of the Restricted Securities by any such party.

          1.6     Information  by  Holder.  Any  Holder or Holders of Restricted
                  -----------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          1.7     Rule  144  Reporting.  With  a  view  to  making  available to
                  --------------------
Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees at all times to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) so long as a Holder owns any Restricted Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

          1.8     Transfer of Registration Rights.  Holders' rights to cause the
                  -------------------------------
Company to register their securities and keep information available, granted to them by the Company under subsections 1.2 and 1.7, may be assigned to a transferee or assignee of (i) at least 100,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and like events), (ii) the transfer is in connection with the transfer of all shares of a Holder, or (iii) to any constituent partners or members of a Holder which is a partnership or limited liability company, or to affiliates (as such term is defined in Rule 405 of the Securities Act) of a Holder, provided, that (a) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee; and identifying the securities with respect to which such registration rights are being assigned; and (b) solely as to transfers pursuant to clause (iii) above, any transferees or assignees agree to act through a single representative. The Company may prohibit the transfer of any Holders' rights under this subsection
1.8 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding anything else in this subsection 1.8, any Holder may transfer rights to a transferee of a Holder's Restricted Securities if such transferee is a partner, member or shareholder or a retired partner, member or shareholder of such Holder.

          1.9     Limitations on Subsequent Registration Rights.  From and after
                  ---------------------------------------------
the date hereof, the Company shall not, without the prior written consent of the Holders (which consent will not be unreasonably withheld) of not less than a majority of the Restricted Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to demand any registration if such inclusion would adversely affect the rights of any Holder (or any qualifying transferee under subsection 1.8) under such subsections.

          1.10     "Market  Stand-Off"  Agreement.  Each  Holder  hereby  agrees
                   ------------------------------
that, during the period of duration (not to exceed 90 days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of an IPO or reverse merger with a public company, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an offering.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Restricted Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

          1.11     Delay  of  Registration.  No  Holder shall have any rights to
                   -----------------------
take any actions to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.12     Termination  of  Registration  Rights.  No  holder  shall  be
                   -------------------------------------
entitled to exercise any right provided for in this Section 1 at any time when such Holder may sell all its shares in a three (3) month period under Rule 144 of the Act.

     2. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

          2.1     Annual  Financial  Information.  The  Company shall deliver to
                  ------------------------------
each Holder of at least ten thousand (10,000) Restricted Securities (a "Qualified Holder") as soon as practicable after the end of each fiscal year of
 -----------------
the Company, but in any event within 120 days thereafter, statements of operations, shareholders' equity and cash flows of the Company for such year, and a balance sheet of the Company as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by independent
                                              ----
public accountants of national standing selected by the Company's Board of Directors.

          2.2     Inspection.  The  Company  shall permit each Qualified Holder,
                  ----------
at such Qualified Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Qualified Holder; provided, however, that the Company shall not be obligated pursuant to this subsection to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3     Termination  of  Information  Covenants and Confidentiality of
                  --------------------------------------------------------------
Information.  The  covenants of the Company set forth in subsections 2.1 and 2.2
-----------
shall terminate as to the Qualified Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of
Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Each Qualified Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being
 ------------     -----------       ------
such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Qualified Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Qualified Holder's release of such information, except that no such written consent shall be required (and the Qualified Holder shall be free to release such information to such recipient) if such information is to be provided to a Qualified Holder's counsel or accountant (and the provision of such information is directly necessary in order for such recipient provide services to Qualified Holder), or to an officer, director or partner of a Qualified Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

          2.4     Right  of  First  Refusal.  Until 180 days after the Effective
                  -------------------------
Date, the Holder shall be given not less than seven (7) business day's prior written notice (the "Rights Notice") of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with:
(i) employee stock options or compensation plans; or (ii) full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity. The Holder shall have the right upon receipt of the Rights Notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the Rights Notice for a period of seven
(7) days. In the event that the terms and conditions in the Rights Notice are materially altered after delivery to the Holder and prior to the closing of such sale, then this Right of First Refusal shall be reset, such that Holder shall have an additional seven (7) days to purchase the common stock, debt or other securities.

     3.     GENERAL.

          3.1     Waivers  and  Amendments.  With  the  written  consent  of the
                  ------------------------
record holders of at least a majority of the Restricted Securities, the obligations of the Company and the rights of the parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Restricted Securities without the consent of all of the Holders of the Restricted Securities. Notwithstanding the foregoing, subsections 2.1, 2.2, 2.3,
2.4 and 2.7 may be amended only with the written consent of the Company and a majority of the shares then held by Qualified Holders. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Restricted Securities or Qualified Holders, as the case may be, who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 3.1. In addition, the Company will grant the Holders any rights of first refusal or registration rights granted to subsequent purchasers of the Company's equity securities to the extent that such subsequent rights are superior, in good faith judgment of the Company's Board of Directors, to those granted in connection with the transaction.

          3.2     Governing  Law.  This  Agreement  shall  be  governed  in  all
                  --------------
respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California without regard to its conflict of law principles.

          3.3     Successors  and  Assigns.  Except  as  otherwise  expressly
                  ------------------------
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          3.4     Entire  Agreement.  Except  as set forth below, this Agreement
                  -----------------
and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

          3.5     Notices,  etc.  All  notices and other communications required
                  -------------
or permitted hereunder shall be in writing and shall be delivered by overnight courier service or mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Purchaser, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished to the Purchaser in writing.

          3.6     Severability.  In  case  any provision of this Agreement shall
                  ------------
be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.

          3.7     Titles  and  Subtitles.  The  titles  of  the  sections  and
                  ----------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.8     Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date set forth underneath their respective signatures below.

                                    "COMPANY"

                                    PROCERA NETWORKS, INC.,
                                    A NEVADA CORPORATION


                                    By: /s/ Doug Glader
                                       ---------------------------------------
                                        Doug Glader, Chief Executive Officer

                                    Date:    December 5       ,  2003
                                           -------------------

                                    "HOLDER"



                                    By: /s/
                                       ---------------------------------------
                                    Print: [signed by all Holders]
                                       ---------------------------------------
                                    Date:    December 5       ,  2003
                                           -------------------